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                                                                     EXHIBIT 4.4


                             BOYD GAMING CORPORATION

                   DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN

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1.       ESTABLISHMENT, PURPOSE AND DEFINITIONS.

         (a) There is hereby adopted the Directors' Non-Qualified Stock Option Plan (the "Plan") of Boyd Gaming Corporation (the "Company"). The Plan is intended to provide a means whereby eligible directors of the Company, as described in subparagraph 3(b) hereof ("Participants"), may be given an opportunity to purchase shares of Stock, (as defined in subparagraph 3(a) hereof) of the Company (the "Stock") pursuant to options which are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         (b) The purpose of the Plan is to provide incentives to Participants for increased efforts and successful achievements on behalf of or in the interests of the Company while serving on the Company's Board of Directors (the "Board") and to maximize the rewards due them for such increased efforts and successful achievements.

         (c) The term "affiliates" as used in the Plan means parent or subsidiary corporations, as defined in Section 424(e) and (f) of the Code (but substituting "the Company" for "employer corporation"), including parents or subsidiaries which become such after adoption of the Plan.

2.       ADMINISTRATION OF THE PLAN.

         The Plan shall be administered by the Board or a committee (the "Committee") appointed by the Board, under such terms and conditions as the Board shall determine. The Committee shall consist of two or more members of the Board or such lesser number of members of the Board as permitted by Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). None of the members of the Committee shall receive, while serving on the Committee, or during the one-year period preceding appointment to the Committee, a grant or award of equity securities under the (i) the Plan or (ii) any other plan of the Company or its affiliates under which the participants are entitled to acquire Stock (including restricted Stock), stock options, stock bonuses, related rights or stock appreciation rights of the Company or any of its affiliates, other than pursuant to transactions in any such other plan which do not disqualify a director from being a disinterested person under Rule 16b-3. The limitations set forth in this Section 2 shall automatically incorporate any additional requirements that may in the future be necessary for the Plan to comply with Rule 16b3. The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee, shall be the valid acts of the Committee.

3.       STOCK SUBJECT TO THE PLAN.

         (a) Stock shall mean Common Stock, $0.01 par value, of the Company or such stock as the Common Stock may be changed as contemplated by paragraph I thereof. The maximum number of shares of Stock which may be granted under the Plan should be 100,000 shares, as adjusted pursuant to paragraph 10 hereof.


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         (b) An option to purchase 5,000 shares of Stock shall be granted
("Initial Grant") to each director who is not an officer or other employee of the Company ("Non-Employee Director"), such Initial Grant to be made (i) to the then existing Non-Employee Directors upon the closing of the Company's initial public offering of its Stock in an underwriting pursuant to a registration statement filed under the Securities Act of 1933 ("IPO") and (ii) to other Non-Employee Directors elected or appointed to the Board after the IPO upon the date each first becomes a Non-Employee Director of the Company. Thereafter, on the date of each annual meeting of the Company's stockholders, each Non-Employee Director who continues as a Non-Employee Director following such annual meeting shall be granted an option to purchase 1,000 shares of Stock ("Subsequent Grant"); provided that no Subsequent Grant shall be made to any Non-Employee Director who has not served as a director of the Company, as of the time of such annual meeting, for at least one year. If any option ceases to be exercisable in whole or in part, the shares which were subject to such option but as to which the option had not been exercised shall continue to be available under the Plan.

4.       ELIGIBILITY.

         All Non-Employee Directors shall be eligible to receive grants of Stock options as provided in subparagraph 3(b) hereof.

5.      EXERCISE PRICE FOR OPTIONS GRANTED UNDER THE PLAN.

         The exercise price per share of Stock covered by each option shall be the per-share fair market value of the Stock on the date the option is granted; provided that the exercise price per share of Stock covered by options constituting Initial Grants under subparagraph 3(b)(i) above shall be the per-share price to the public in the IPO. The exercise price of an option granted under the Plan shall be subject to adjustment to the extent provided in paragraph 10 hereof.

6.      TERM AND CONDITIONS OF OPTIONS.

         (a) Each option granted pursuant to the Plan shall be evidenced by a written stock option agreement executed by the Company and the person to whom such option is granted.

         (b) The stock option agreement or agreement covering Stock issued under the Plan may contain such other terms, provisions and conditions as may be determined by the Board and not inconsistent with the Plan. Each option granted under the Plan shall vest and become exercisable at the rate of 25% per year on the first day of each successive twelve-month period for a four-year period beginning one year from the date of grant.

7.       ASSIGNABILITY OF OPTIONS.

         Each option to purchase Stock granted pursuant to the Plan shall, during the Participant's lifetime, be exercisable only by the Participant, and the option shall not be transferable by the Participant by operation of law or otherwise other than by will or the laws of descent and distribution.


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8.       PAYMENT UPON EXERCISE.

         Payment of the exercise price upon exercise of any option granted under this Plan shall be made in cash; provided, however, that the Committee, in its sole discretion, may permit a Participant to pay the exercise price in whole or in part (i) with shares of Stock owned by the Participant; (ii) by delivery of the Participant's promissory note with such recourse, interest, security, and redemption provisions as the Committee in its discretion determines appropriate; or (iii) in any combination of the foregoing. Any Stock used to exercise options to purchase Stock shall be valued at its fair market value on the date of the exercise of the option.

9.       WITHHOLDING TAXES.

         (a) Shares of Stock issued hereunder shall be delivered to a Participant only upon payment by such person to the Company of the amount necessary to satisfy any income and employment tax withholding obligations which may be imposed thereon under the provisions of the Internal Revenue Code as then in effect or any law of any other taxing jurisdiction.

         (b) The Board may, under such terms and conditions as it deems appropriate, authorize a Participant to satisfy withholding tax obligations under this paragraph 9 by electing to have the Company withhold from the Stock to be issued to the Participant shares of Stock having a fair market value equal to the amount of the income and employment tax required to be withheld.

10.      ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

         (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares issuable under the Plan, as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend (in excess of two percent), combination or reclassification of the Common Stock, or any other increase or decrease in the number shares of Common Stock effected without receipt of consideration by the Company (other than an issuance of securities under the Company's 1993 Flexible Stock Incentive Plan or any similar stock incentive plan of the Company); provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option. Any such adjustment in an outstanding option, however, shall be made without a change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share of Stock covered by the option.

         (b) Merger, Acquisition or Dissolution. In the event of (i) a sale of all or substantially all of the assets of the Company, (ii) the merger of the Company with or into another corporation in which the Company is not the surviving entity, (iii) a reverse merger in which the Company is the surviving entity but in which securities assessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to holders different from those who held such securities immediately prior to the merger or (iv) a dissolution or liquidation of the Company, any outstanding option shall terminate immediately prior to the


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consummation of such proposed action, unless otherwise determined by the Board or unless each option is assumed or an equivalent option is substituted by the successor corporation (or a parent or subsidiary of such successor corporation) pursuant to option's having substantially equal value and having substantially equivalent provisions as the options under this Plan.

11.      APPROVAL, AMENDMENT AND TERMINATION OF THE PLAN.

         (a) Approval. The Plan shall be adopted by the Board, and shall be presented to the stockholders of the Company for their approval by vote at a meeting of such stockholders duly held or by written consent in accordance with Nevada law, such approval to be given within twelve (12) months before or after the date of adoption hereof.

         (b) Amendment. The Board, without further approval of the stockholders, may amend the Plan at any time and from time to time in such respects as the Board may deem advisable, subject to any stockholder or regulatory approval required by law, and to any conditions established by the terms of such amendment; provided that in no event shall the Plan be amended more than once every six (6) months other than to comport with changes in the Internal Revenue Code, The Employee Retirement Income Security Act, or the rules thereunder, or rules promulgated by the Securities and Exchange Commission.

         (c) Termination and Suspension. The Board, without further approval of the stockholders, may at any time terminate or suspend the Plan. Any such termination or suspension of the Plan shall not affect options already granted hereunder and such options shall remain in full force and effect as if the Plan had not been terminated or suspended. No option may be granted hereunder while the Plan is suspended or after it is terminated.

         Rights and obligations under any option granted hereunder while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted. An option hereunder may be terminated by agreement between the Participant and the Company and, in lieu of the terminated option, a new option may be granted with an exercise price which may be higher or lower than the exercise price of the terminated option.

12.      CONDITIONS UPON ISSUANCE OF STOCK.

         Stock shall not be issued with respect to any option granted under the Plan unless the exercise of such option and the issuance and delivery of such Stock pursuant thereto shall comply with all relevant provisions of law, and the requirements of any stock exchange upon which the Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Inability of the Company to obtain authority from any regulatory body having jurisdictional authority deemed by its counsel to be necessary to the lawful issuance and sale of any Stock hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Stock as to which such requisite authority shall not have been obtained.

13.      RESERVATION OF SHARES.

         The Company, during the term of the Plan, will at all times reserve and keep available a number of shares of Stock as shall be sufficient to satisfy the requirements of the Plan.


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14.     ADDITIONAL RESTRICTIONS OF RULE 16B-3.

         The terms and conditions of options granted hereunder to persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan and the options granted hereunder shall be deemed to contain such additional conditions and restrictions as may be required for this Plan to qualify as a "formula plan" under Rule 16b-3 and to qualify for the maximum exemptions from Section 16 of the Exchange Act with respect to Plan transactions.


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